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                                    EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP
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                                                                       Exhibit 5

                                July 10, 1996






CardioVascular Dynamics, Inc.
13900 Alton Parkway
Suite 122
Irvine, California 92718

                  Re:      Registration Statement for Offering of
                           an aggregate of 1,400,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,200,000 shares of the Common Stock of CardioVascular Dynamics, Inc. (the "Company") under the Company's 1996 Stock Option/Stock Issuance Plan and (ii) 200,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,




                                BROBECK, PHLEGER & HARRISON LLP